                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            RUBIO'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LOGO]


                                            April 24, 2000
To Fellow Stockholders of
Rubio's Restaurants, Inc.:


         You are cordially invited to attend the annual meeting of our stockholders, to be held on Tuesday, June 6, 2000, at 10:00 a.m. Pacific Daylight Savings Time at Edwards Theatre, Del Mar Highlands Shopping Center, Del Mar, California. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

         If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

                                        Sincerely,

                                        /s/ Ralph Rubio
                                        ----------------------
                                        Ralph Rubio
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors


Carlsbad, California

                            YOUR VOTE IS VERY IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                            RUBIO'S RESTAURANTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2000


TO THE STOCKHOLDERS OF RUBIO'S RESTAURANTS, INC:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), will be held on Tuesday June 6, 2000 at 10:00 a.m. Pacific Daylight Savings Time at Edwards Theatre, Del Mar Highlands Shopping Center, Del Mar, California. Directions to Del Mar Highlands Shopping Center appear on the back cover of this Notice of Annual Meeting and Proxy Statement. The following matters are to be acted upon and are more fully described in the Proxy Statement accompanying this Notice:

         1. To elect six directors to serve for their respective staggered terms or until their successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April 14, 2000, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Joseph N. Stein
                                       ----------------------------------
                                       Joseph N. Stein
                                       SECRETARY/CHIEF STRATEGIC AND
                                       FINANCIAL OFFICER


Carlsbad, California
April 24, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            RUBIO'S RESTAURANTS, INC.

                                1902 WRIGHT PLACE
                                    SUITE 300
                           CARLSBAD, CALIFORNIA 92008


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 2000


GENERAL

         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 6, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at Edwards Theatre, Del Mar Highlands Shopping Center, Del Mar, California. These proxy solicitation materials were mailed on or about April 24, 2000, to all stockholders entitled to vote at the Annual Meeting.

VOTING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 14, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,880,911 shares of the Company's common stock, par value $0.001 ("Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 14, 2000. Stockholders may not cumulate votes in the election of directors.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Strategic and Financial Officer of the Company at the Company's principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008 a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than December 26, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than December 26, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS


GENERAL

         The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The purpose of this proposal is to implement the classification of the Company's Board of Directors as provided by its Certificate of Incorporation. The Board currently consists of six persons. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of six persons, with three classes consisting of two directors each. The directors in each class shall serve for the respective terms set forth below or until their successors have been duly elected and qualified. Upon the expiration of the term of a particular class as set forth below, directors elected to such a class will serve for a term of three years following such expiration.

         The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         KYLE A. ANDERSON, 43, has served as a Director since January 1995. Mr. Anderson is a founding member of Rosewood Capital Associates, LLC, the general partner of Rosewood Capital, L.P., a consumer oriented private equity investment fund. Prior to joining Rosewood in 1988, Mr. Anderson was a Vice President in the mergers and acquisitions department at The First Boston Corporation. Mr. Anderson serves on the board of directors of Gardenburger, Inc., a publicly held company, and on a number of privately held companies.

         RALPH RUBIO, 44, a co-founder, has served as President, Chief Executive Officer and Director since our inception in January 1983. He is currently Chairman of the Board of Directors. Prior to founding Rubio's, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio has more than 20 years of experience in the restaurant industry.

NOMINEES FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         CRAIG S. ANDREWS, J.D., 47, has served as a director of the Company since September 1999. Since March 1987, Mr. Andrews has been a partner in the law firm of Brobeck, Phleger & Harrison LLP and has specialized in representing emerging growth companies. Mr. Andrews has broad experience in founding companies and in financing transactions, as well as in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up companies. Mr. Andrews is also a director of Encad, Inc., a public company that designs and manufactures wide-format color inkjet printers. Mr. Andrews received a B.A. from the University of California at Los Angeles and a J.D. from the University of Michigan.

         KIM LOPDRUP, 41, has served as a Director since January 1997. Mr. Lopdrup has served in various positions at Allied Domecq PLC, a publicly held company whose subsidiaries include Baskin-Robbins, Dunkin' Donuts and Togo's, since May 1985, and has served in his current position as Chief Executive Officer of Allied Domecq Quick Service Restaurants International since October 1998. Mr. Lopdrup serves as a director of Baskin-Robbins Japan, a publicly held company listed on the Tokyo Stock Exchange.

NOMINEES FOR TERM ENDING UPON THE 2001 ANNUAL MEETING OF STOCKHOLDERS

         MICHAEL DOOLING, 55, has served as a Director since April 1999. Mr. Dooling has been a general partner of Jacaranda Partners, an investment partnership, since 1987. From August 1987 to November 1997, Mr. Dooling served as a member of the board of directors of Mailboxes Etc., including as Vice Chairman from August 1988 to May 1990 and as Chairman of the Board from May 1990 to November 1997. From November 1997 to June 1998, Mr. Dooling served as a director of U.S. Office Products, a publicly held company, following its acquisition of Mailboxes Etc.

         TIMOTHY J. RYAN, 60, has served as a Director since April 1999. Mr. Ryan has served as the President and Chief Executive Officer of Diedrich Coffee, Inc. since November 1997. From December 1995 until his retirement in December 1996, Mr. Ryan served as President of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director, of Sizzler International, Inc., of which he was also a Senior Vice President. Sizzler International, Inc. filed for bankruptcy protection in June 1996. From November 1988 to December 1993, Mr. Ryan served as Senior Vice President of Marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he served as Senior Vice President of Taco Bell's Casual Dining Division.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors held five meetings and acted by unanimous written consent two times during the fiscal year ended December 26, 1999 (the "1999 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year.

         The Audit Committee currently consists of two directors, Mr. Kim Lopdrup who serves as Chairman of the Audit Committee and Mr. Craig Andrews, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during the 1999 Fiscal Year.

         The Compensation Committee currently consists of three directors, Mr. Kyle Anderson who serves as Chairman of the Compensation Committee, Mr. Michael Dooling and Mr. Timothy Ryan, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's Employee Stock Purchase Plan and the Company's 1999 Stock Incentive Plan and to make option grants thereunder. The Compensation Committee held two meetings and acted by unanimous written consent two times during the 1999 Fiscal Year.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their service on our board of directors. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

         Under the Automatic Option Grant Program in effect under the Company's 1999 Stock Incentive Plan (the "1999 Plan"), each individual who first joins the Board as a non-employee director at any time after May 26, 1999 will receive, at the time of such initial election or appointment, an automatic option grant, to purchase 25,000 shares of Common Stock, provided such person has not previously been in the Company's or any parent or subsidiary's employ. In addition, on the date of each annual stockholders' meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee member of the Company's board for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should optionee cease to serve as a Board of Directors member. The option will be immediately exercisable for all of the option shares and will be immediately vested.

         In addition, in January 1997, we granted a non-qualified stock option to purchase 25,000 shares of common stock to Mr. Lopdrup, a non-employee director. The option granted to Mr. Lopdrup was fully exercised by Mr. Lopdrup. In April 1999, we granted options to purchase 25,000 shares of our common stock to each of Mr. Dooling and Mr. Ryan in connection with their election to our board of directors at an exercise price equal to the fair market value at time of issuance of $10.00 per share. 15,000 shares are immediately vested, with the remaining 10,000 shares vesting over the next two years. Vesting of any options granted to board members prior to the completion of our initial public offering will automatically accelerate in the event of a sale, acquisition or merger of the Company.

         In September 1999, we granted options to purchase 25,000 shares of our common stock to Mr. Andrews in connection with his election to our board of directors. The exercise price per share in effect under such option is $7.69, the fair market value per share of Common Stock on the grant date. These options are immediately exercisable and are immediately vested.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS


         The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public auditors for the Company during the 1999 Fiscal Year, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                  OTHER MATTERS


         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                             OWNERSHIP OF SECURITIES


         The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 8, 2000, by:

         - each person or group of affiliated persons known to own beneficially 5% or more of the Company's common stock;

         -        each of the Company's directors and nominee for directors;

         - the Company's executive officers, listed in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

         - all of the Company's current directors and executive officers as a group.

         Percentage of ownership is based on 8,875,083 shares of Common Stock outstanding on March 8, 2000. The table below includes the number of shares underlying options which are exercisable within 60 days from March 8, 2000. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 8, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The address for those individuals for which an address is not otherwise indicated is 1902 Wright Place, Suite 300, Carlsbad, California 92008.


                                                                            SHARES BENEFICIALLY OWNED
                                                                  --------------------------------------------
                                                                                     NUMBER OF
                                                                   NUMBER OF          SHARES
                                                                     SHARES         UNDERLYING         PERCENT
BENEFICIAL OWNER                                                  OUTSTANDING         OPTIONS            (%)
----------------                                                  -----------       ----------         -------
Rosewood Capital L.P.                                             1,526,812                --            17.2
  One Maritime Plaza, Suite 1330
  San Francisco, California 94111 (1)
Funds affiliated with Farallon Partners, L.L.C. (2)                 652,111                --             7.3
  One Maritime Plaza, Suite 1325
  San Francisco, California 94111
Rocker Partners, L.P. (3)                                           527,300                --             5.9
Rafael Rubio (4)                                                    800,000                --             9.0
Ralph Rubio (5)                                                   1,183,100                --            13.3
Kyle A. Anderson (6)                                              1,526,812                --            17.2
Craig S. Andrews                                                     47,814            25,000              .8
Michael Dooling                                                     178,000            20,000             2.2
Kim Lopdrup                                                          39,000                --              *
Timothy J. Ryan                                                          --            20,000              *
Stephen J. Sather                                                        --            48,318              *
Joseph Stein                                                          4,000            16,667              *
James W. Stryker                                                      2,500                 -              *
Richard Rubio                                                       136,882             2,800             1.6
Bruce Frazer                                                         16,241            20,467              *
All directors and executive officers as a group (10 persons)      3,131,849           153,252            36.4


---------------------------------------

*    Less than 1% of the outstanding stock.

(1) Pursuant to a Schedule 13G dated February 15, 2000 filed with the Securities and Exchange Commission, Rosewood Capital L.P. reported that as of December 31, 1999 it had sole voting power over all 1,526,812 shares and sole dispositive power over all 1,526,812 shares.

(2) Pursuant to a Schedule 13G dated February 3, 2000, includes 273,886 shares beneficially owned by Farallon Capital Partners, L.P., 228,239 shares beneficially owned by Farallon Capital Institutional Partners, L.P., 97,816 shares beneficially owned by Farallon Capital Institutional Partners II, L.P., 26,085 shares beneficially owned by Farallon Capital Institutional Partners III, L.P., and 26,085 shares beneficially owned by RR Capital Partners L.P. All of the foregoing entities disclaim group attribution.

(3) Pursuant to a Schedule 13G dated February 10, 2000, includes 358,300 shares held by Rocker Partners, L.P. and 169,000 shares held by Compass Holdings, Ltd. David A. Rocker has sole voting and dispositive power over the aggregate amount of 527,300 shares by virtue of his respective positions as the sole managing partner of Rocker Partners, L.P. and as the president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd.

(4) All 800,000 shares are held by the Rafael R. Rubio and Gloria G. Rubio Family Trust.

(5) All of the shares outstanding held by Ralph Rubio are held in trust for the benefit of him and his family.

(6) Includes 1,526,812 shares held by the Rosewood Capital L.P. Mr. Anderson is a founding member of Rosewood Capital Associates LLC, the general partner of Rosewood Capital, L.P. Mr. Anderson disclaims beneficial ownership of such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 1999 Fiscal Year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 26, 1999 and December 27, 1998.

         In addition, Mr. Stein is included in the table because he would have been among the four most highly compensated executive officers on the last day of the 1999 Fiscal Year, except that he had not joined the Company as the Chief Strategic and Financial Officer until April 13, 1999. Mr. Rafael Rubio is also included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 1999 Fiscal Year had he not retired on August 13, 1999. Mr. Stryker is also included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 1999 Fiscal Year had he not resigned on March 19, 1999. No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1999 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers." Perquisites and other personal benefits paid to officers in the table below are less than the minimum reporting thresholds and are represented in the table below by "--" "All Other Compensation" represents matching payments under our 401(k) plan, auto allowances and personal use of auto payments, except with respect to Mr. Stein whose compensation is comprised of $69,949 in relocation payments and $3,600 in an auto allowance. No stock appreciation rights were granted by the Company.


                                                    SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                 -------------------------------------
                                               ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                                        ---------------------------------------  ------------------------  ----------
                                                                       OTHER     RESTRICTED    NUMBER OF
         NAME AND                                                     ANNUAL        STOCK      SECURITIES                 ALL OTHER
         PRINCIPAL                                                 COMPENSATION   AWARD(S)     UNDERLYING     LTIP      COMPENSATION
         POSITION             YEAR      SALARY ($)    BONUS ($)         ($)          ($)        OPTIONS     PAYOUTS ($)       ($)
--------------------------- --------  -------------  -----------  -------------- -----------  -----------  ------------ ------------
Ralph Rubio                   1999      $ 209,828             --        --           --            --           --      $       985
  President, Chief            1998      $ 199,836    $    39,967        --           --            --           --               --
  Executive Officer, and
  Chairman of the Board

Rafael Rubio                  1999      $ 153,523             --        --           --            --           --      $     3,727
  Former Chairman of  the     1998      $ 199,836    $    39,967        --           --            --           --              --
  Board

Stephen J. Sather             1999      $ 191,920             --        --           --        47,000           --      $     3,746
  Vice President of           1998      $ 169,800    $    32,760        --           --         8,000           --      $       340
  Operations and Chief
  Operating Officer

Joseph N. Stein               1999      $ 141,539             --        --           --       100,000           --      $    73,549
Chief Strategic and           1998             --             --        --           --            --           --               --
Financial Officer

James W. Stryker              1999      $  41,980             --        --           --            --           --      $     1,039
  Former Vice President of    1998      $ 141,500    $    27,300        --           --         6,000           --      $       775
  Finance and Chief
  Financial Officer

Bruce Frazer                  1999      $ 137,592             --        --           --        10,000           --      $     2,457
  Vice President of           1998      $ 135,840    $    26,208        --           --         6,000           --      $       815
  Marketing

Richard Rubio                 1999      $ 105,000             --        --           --         7,000           --      $     1,857
Vice President of Real        1998      $ 103,200    $    20,000        --           --         2,000           --      $     1,594
  Estate



---------------------------------------



STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table contains information concerning the stock options granted to the Named Officers during the 1999 Fiscal Year. All the grants were made under the Company's 1999 Plan. No stock appreciation rights were granted to the Named Officers during such fiscal year.

         Each option represents the right to purchase one share of common stock. The options in this table are incentive stock options and non-qualified stock options granted under our stock option plans. The options vest on the following schedule: 20% of the options vest after the completion of one year of service from the grant date and the remainder of the options vest in equal monthly installments over the next 48 months of service. To the extent not already exercisable, these options may also accelerate and become exercisable in the event of a merger in which the Company is not the surviving corporation or upon the sale of substantially all of the Company's assets. In the year ended December 26, 1999, we granted options to purchase an aggregate of 405,950 shares of common stock.


                                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                                                              APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                          OPTION TERM
                                      -------------------------------------------------     ------------------------
                                                   % OF TOTAL
                                       NUMBER OF     OPTIONS
                                      SECURITIES     GRANTED
                                      UNDERLYING       TO
                                        OPTIONS     EMPLOYEES    EXERCISE    EXPIRATION
                                        GRANTED      IN 1999       PRICE        DATE           5%              10%
                                      ----------   ----------    --------    ----------     --------         -------
Ralph Rubio                                    --           --           --           --           --            --
Rafael Rubio                                   --           --           --           --           --            --
Stephen J. Sather                          12,000          3.0       $ 9.00     12/28/08       87,467       203,249
Stephen J. Sather                          35,000          8.6       $10.00     04/13/09      248,618       603,200
Joseph N. Stein                           100,000         24.6       $10.00     04/13/09      710,339     1,723,430
James W. Stryker                               --           --           --           --           --            --
Bruce Frazer                               10,000          2.5       $ 9.00     12/28/08       72,889       169,374
Richard Rubio                               7,000          1.7       $ 9.00     12/28/08       51,023       118,562


         The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by our board after consideration of a number of factors, including, but not limited to, our financial performance, market conditions and the price, preferred rights and privileges of shares of equity securities sold to or purchased by outside investors.

         The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 26, 1999 AND YEAR-END OPTION VALUES

         The following table provides information, with respect to the Named Officers, concerning the exercise of options during the 1999 Fiscal Year and unexercised options held by them at of the end of that fiscal year. No stock appreciation rights were held by the Named Officers at the end of the 1999 Fiscal Year.


                               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION VALUES


                                                                    NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                                                                    OPTIONS AT FY-END(#)             OPTIONS AT FY-END ($)(2)
                                                                -----------------------------    ---------------------------------
                               SHARES
                             ACQUIRED ON         VALUE
NAME                        EXERCISE (#)    REALIZED ($)(1)     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-----------------------     ------------    ---------------     -----------     -------------      -----------     -------------
Ralph Rubio                           --                 --              --                --               --                --

Rafael Rubio                          --                 --              --                --               --                --

Stephen J. Sather                     --                 --          36,567            63,433          199,586                --

Joseph N. Stein                       --                 --              --           100,000               --                --

James W. Stryker                  19,900           $285,313              --                --               --                --

Bruce Frazer                          --                 --          15,967            19,033           86,669                --

Richard Rubio                         --                 --             767             8,233            3,835                --


(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $ 7.00 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 1999 Fiscal Year, less the option exercise price payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         The Company does not currently have any formal employment contracts with any of the current officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors currently consists of Mr. Kyle Anderson who serves as Chairman of the Compensation Committee, Mr. Michael Dooling, and Mr. Timothy Ryan. Neither of these individuals was an officer or employee of the Company at any time during the 1999 Fiscal Year or at any other time.

         No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1999 Plan.

         The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

         GENERAL COMPENSATION POLICY: The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) annual base salary, (ii) incentive bonuses, the amount of which is dependent on both Company and individual performance during the fiscal year, and (iii) stock option awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

         BASE SALARY: Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. The base salary for each officer reflects the salary levels for comparable positions from a comparative group of companies within the industry, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the 1999 Fiscal Year, the base salary of the Company's executive officers approximates the competitive target of the 50th percentile of compensation paid by peer group companies. The Compensation Committee adjusted Mr. Ralph Rubio's base salary for the 1999 Fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Ralph Rubio's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 1999

Fiscal Year, Mr. Ralph Rubio's base salary was approximately at the median of the base salary levels of other chief executive officers at comparable companies.

         INCENTIVE BONUS: Generally, the annual incentive bonus for the Chief Executive Officer and the other executive officers of the Company is based on specified objective performance measures selected by the Compensation Committee. The actual bonus is calculated based on a percentage (50% for the 1999 fiscal year) of the amount that pre-tax net income exceeds the pre-tax net income budget established for the current year. Based on the Company's financial performance for fiscal year 1999, no bonuses were awarded to the executive officers of the Company.

         STOCK OPTIONS: Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a 5-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.



         Submitted by the Compensation Committee of the Company's Board of
Directors:



         /s/ KYLE ANDERSON             /s/ MICHAEL DOOLING      /s/ TIMOTHY RYAN
         -----------------------       -------------------      ----------------
         Kyle Anderson, Chairman       Michael Dooling          Timothy Ryan

STOCK PERFORMANCE GRAPH

         The graph depicted on the following page shows a comparison of cumulative total stockholder returns for the Company, the S&P 500 Index and the S&P Restaurant Index.

(1) The graph covers the period from May 21, 1999, the commencement date of the Company's initial public offering of shares of its Common Stock to December 31, 1999.

(2) The graph assumes that $100 was invested in the Company on May 21, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


                                               Cumulative Total Return
                                               -------------------------------------------------
                                                   5/21/99         6/99        9/99       12/99


RUBIO'S RESTAURANTS, INC.                           100.00        82.14       82.14       76.19
S & P 500                                           100.00       103.06       96.62      111.00
S & P RESTAURANTS                                   100.00        96.15       95.88       89.31



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

         In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met by its directors, executive officers and greater than ten percent beneficial owners, with the exception of Mr. Lopdrup who was late in reporting a May, 1999 acquisition of 4,000 shares as part of the Company's initial public offering and Mr. Dooling who was late in reporting a May 1999 acquisition of 100,000 shares as part of the Company's initial public offering.

ANNUAL REPORT

         A copy of the Annual Report of the Company for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 27, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Joseph N. Stein, Chief Strategic and Financial Officer of the Company, at the Company's principal executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California 92008.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Joseph N. Stein
                                         SECRETARY/CHIEF STRATEGIC AND
                                         FINANCIAL OFFICER

Dated: April 24, 2000

                   DIRECTIONS TO THE RUBIO'S RESTAURANTS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AT
                                 EDWARDS THEATRE
                        DEL MAR HIGHLANDS SHOPPING CENTER
                              12905 EL CAMINO REAL
                                DEL MAR, CA 92130
                                 (858) 259-6619
                                       AT
                            10:00 A.M. (PACIFIC TIME)
                                       ON
                                  JUNE 6, 2000


From Interstate 5 North or South exit at Del Mar Heights Road and go East.

Go through the El Camino Real Intersection and turn right into the Del Mar Highlands Shopping Center at McDonalds (you will see Rubio's Baja Grill to the left as you enter the center).

Go straight towards Ralphs grocery store and turn right.

Park in front of Champagne Bistro or continue down the hill for more parking.

The Edwards 8 Theatres are located on the second level by the food court.

                           RUBIO'S RESTAURANTS, INC.
                                     PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2000
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RUBIO'S
                               RESTAURANTS, INC.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 6, 2000 and the Proxy Statement and appoints Ralph Rubio and Joseph N. Stein and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Rubio's Restaurants, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Edwards Theatre, Del Mar Highlands Shopping Center, Del Mar, California on Tuesday, June 6, 2000 at 10:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1.   To elect directors as follows:
     a) to serve for a term ending upon the 2003 annual meeting of stockholders or until their successors are duly elected and qualified;
     Ralph Rubio                                 FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /
     Kyle Anderson                               FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /
     b) to serve for a term ending upon the 2002 annual meeting of stockholders or until their successors are duly elected and qualified;
     Craig Andrews                               FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /
     Kim Lopdrup                                 FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /
     c) to serve for a term ending upon the 2001 annual meeting of stockholders or until their successors are duly elected and qualified.
     Michael Dooling                             FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /
     Timothy J. Ryan                             FOR / /                                    WITHHOLD AUTHORITY TO VOTE / /

                                               (CONTINUED ON REVERSE SIDE)

2.   To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending
     December 31, 2000.
     FOR / /                     AGAINST / /                     ABSTAIN / /
3.   In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
     FOR / /                     AGAINST / /                     ABSTAIN / /

    The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

    Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                                              __________________________________

                                              __________________________________

                                              Please sign your name:

                                              __________________________________

                                                  (Authorized Signature(s))

                                              Date: ____________________________